    As filed with the Securities and Exchange Commission on October 13, 2000
                                                      Registration No. 333-
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              AT HOME CORPORATION
          (Exact name of the Registrant as specified in its charter)

                   Delaware                         77-0408542
        (State or other jurisdiction of          (I.R.S. employer
         incorporation or organization)         identification no.)

                              450 Broadway Street
                        Redwood City, California 94063
                   (Address of principal executive offices)


                At Home Corporation 1997 Equity Incentive Plan
             At Home Corporation 1997 Employee Stock Purchase Plan
                           (Full title of the plans)

                               Mark A. McEachen
             Executive Vice President and Chief Financial Officer
                              450 Broadway Street
                        Redwood City, California 94063
                                (650) 556-5000
           (Name, address and telephone number of agent for service)

                                  Copies to:
                           Gordon K. Davidson, Esq.
                            Jeffrey R. Vetter, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                          Palo Alto, California 94306

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                             Proposed                  Proposed
                                                             Maximum                   Maximum
   Title of Shares                    Amount                Aggregate             Aggregate Offering         Amount of
   To Be Registered              To Be Registered        Price Per Share                Price            Registration Fee
=========================================================================================================================
Series A Common Stock,
$0.01 par value                    43,000,000 (1)           $9.40625 (2)           $404,468,750 (2)       $106,780
=========================================================================================================================

(1) Represents 40,000,000 additional shares reserved for issuance upon the exercise of options granted or to be granted under the Registrant's 1997 Equity Incentive Plan and an additional 3,000,000 shares reserved for issuance under the Registrant's 1997 Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant's Series A common stock as reported by the Nasdaq National Market on October 12, 2000.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    For the purposes of this registration statement, the terms "we," "our" and "us" refers to At Home Corporation, a Delaware corporation.

INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS.

    Pursuant to the General Instructions for E of Form S-8, we are filing this registration statement with the Securities and Exchange Commission (the "Commission") to include an additional 40,000,000 shares under the At Home Corporation 1997 Equity Incentive Plan and an additional 3,000,000 shares under the At Home Corporation 1997 Employee Stock Purchase Plan, which increases were approved by the Registrant's Board of Directors on April 18, 2000 and by the Registrant's stockholders on June 20, 2000. Pursuant to such Instruction E, the contents of the Registrant's Form S-8 Registration Statement Nos. 333-31115, 333-38833, 333-60037 and 333-79883 are hereby incorporated by reference.

Item 3.   Incorporation of Documents by Reference.

     The following documents filed with the Commission are incorporated into this registration statement by reference:

     (a) Our annual report on Form 10-K, as amended, for the most recently completed fiscal year;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above; and

     (c) The description of our common stock contained in our registration statement on Form 8-A filed on June 13, 1997 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8.  Exhibits.

     The following exhibits are filed with this registration statement or incorporated into this registration statement by reference:

                                                                                      Incorporated by Reference
Exhibit                                                                        ----------------------------------------    Filed
Number                       Exhibit Description                               Form   File No.    Exhibit   Filing Date   Herewith
------    ------------------------------------------------------------------   ----   ---------   -------   -----------   --------
 3.01    The Registrant's Fifth Amended and Restated Certificate of            S-8    333-79883     4.01      06/03/99
         Incorporation, filed with the Delaware Secretary of State on
         May 28, 1999.

 3.02    Certificate of Amendment of Fifth Amended and Restated Certificate    S-8    333-44780     4.02      08/30/00
         of Incorporation, filed with the Delaware Secretary of State on
         August 28, 2000.

 3.03    The Registrant's Third Amended and Restated Bylaws, adopted as of     S-3    333-43156     4.03      09/25/00
         August 28, 2000.

 4.01    Form of certificate of the Registrant's Series A common stock.        S-1    333-27323     4.05      07/08/97

 4.02    The Registrant's 1997 Equity Incentive Plan, as amended on                                                         X
         April 18, 2000.

 4.03    The Registrant's 1997 Employee Stock Purchase Plan, as amended                                                     X
         on April 18, 2000.

 5.01    Opinion of Fenwick & West LLP regarding the legality of the                                                        X
         shares being registered.

23.01    Consent of Fenwick & West LLP (included in Exhibit 5.01).                                                          X

23.02    Consent of Ernst & Young LLP, Independent Auditors.                                                                X

24.01    Power of Attorney (see page II-3).                                                                                 X

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, state of California, on this 13th day of October, 2000.

                                    AT HOME CORPORATION


                                    By:  /s/ George Bell
                                        --------------------------------------
                                        George Bell
                                        Chief Executive Officer and Chairman


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints George Bell, Mark A. McEachen and Megan Pierson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                            Date
---------                       -----                            ----
Principal Executive Officer:


/s/ George Bell                 Chief Executive                  October 13, 2000
---------------------------
George Bell                     Officer and Chairman


Principal Financial
and Accounting Officer:


/s/ Mark A. McEachen            Executive Vice President and     October 13, 2000
---------------------------
Mark A. McEachen                Chief Financial Officer

Signature                         Title                         Date
---------                         -----                         ----
Additional Directors:


/s/ Thomas A. Jermoluk            Director                      October 13, 2000
---------------------------
Thomas A. Jermoluk


/s/ William R. Hearst III         Director                      October 13, 2000
---------------------------
William R. Hearst III


/s/ C. Michael Armstrong          Director                      October 13, 2000
---------------------------
C. Michael Armstrong


/s/ Mohan Gyani                   Director                      October 13, 2000
---------------------------
Mohan Gyani


                                  Director
---------------------------
Frank Ianna


                                  Director
---------------------------
John C. Petrillo


/s/ Edward S. Rogers              Director                      October 13, 2000
---------------------------
Edward S. Rogers


                                  Director
---------------------------
Richard Roscitt


/s/ Daniel E. Somers              Director                      October 13, 2000
---------------------------
Daniel E. Somers

                                 EXHIBIT INDEX


                                                                                        Incorporated by Reference
Exhibit                                                                         ----------------------------------------    Filed
Number                          Exhibit Description                             Form   File No.    Exhibit   Filing Date   Herewith
------     ------------------------------------------------------------------   ----   ---------   -------   -----------   --------
 3.01      The Registrant's Fifth Amended and Restated Certificate of            S-8   333-79883     4.01      06/03/99
           Incorporation, filed with the Delaware Secretary of State on
           May 28, 1999.

 3.02      Certificate of Amendment of Fifth Amended and Restated Certificate    S-8   333-44780     4.02      08/30/00
           of Incorporation, filed with the Delaware Secretary of State on
           August 28, 2000.

 3.03      The Registrant's Third Amended and Restated Bylaws, adopted as of     S-3   333-43156     4.03      09/25/00
           August 28, 2000.

 4.01      Form of certificate of the Registrant's Series A common stock.        S-1   333-27323     4.05      07/08/97

 4.02      The Registrant's 1997 Equity Incentive Plan, as amended on                                                         X
           April 18, 2000.

 4.03      The Registrant's 1997 Employee Stock Purchase Plan, as amended                                                     X
           on April 18, 2000.

 5.01      Opinion of Fenwick & West LLP regarding the legality of the shares                                                 X
           being registered.

23.01      Consent of Fenwick & West LLP (included in Exhibit 5.01).                                                          X

23.02      Consent of Ernst & Young LLP, Independent Auditors.                                                                X

24.01      Power of Attorney (see page II-3).                                                                                 X